Exhibit 10.3

TO:	Kurt P. Rindoks

RE:	EXTENSION OF CHANGE OF CONTROL EMPLOYMENT AGREEMENT

Pursuant to Section 1(b) of your Change of Control Employment Agreement (the “Agreement”), dated as of December 4, 2008, the term of the Agreement, as stated in Section 1(b) thereof, is hereby extended so that the Agreement, as extended, will end on November 12, 2017.

In all other respects, the Agreement is reaffirmed and remains unchanged.

IN WITNESS WHEREOF, this Extension Agreement, pursuant to authorization from the Board of Directors of the Company, is executed in the Company’s name and on its behalf as of the day and year shown herein.

Date: August 27, 2014

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker
D. Michael Parker
Its:	Senior Vice President, Finance
Treasurer, Secretary